Exhibit 99.


     This Form 3 is being filed by ValueVest High Concentration Master Fund, Ltd., a corporation organized under the laws of the Cayman Islands (the "Master Fund"), ValueVest Management Company II, LLC, a limited liability company organized under the laws of the State of California (the "Investment Manager"), Mark B. Bakar ("Bakar") and David Cariani ("Cariani", and collectively with the Master Fund, the Investment Manager and Bakar, the "Reporting Persons"), with respect to the Class A common stock, par value $0.01 per share ("Common Stock"), of Ampex Corporation, a corporation organized under the laws of the State of Delaware (the "Issuer").

     Messrs. Bakar and Cariani are the managing members of the Investment Manager and each owns 50% of the membership interests in the Investment Manager. Mr. Bakar is also a director of the Master Fund. The Investment Manager manages the Master Fund pursuant to a management contract and owns all of the Class GP Ordinary Shares of the Master Fund.

     As of the date hereof, the Master Fund owns of record 524,336 shares of Common Stock, which represents approximately 13.7% of the shares of Common Stock currently issued and outstanding. The Investment Manager may be deemed to beneficially own the shares of Common Stock owned of record by the Master Fund because of its investment management contract with and equity interest in the Master Fund. Messrs. Bakar and Cariani may be deemed to beneficially own the shares of Common Stock owned of record by the Master Fund because of their equity interest in the Investment Manager.


                                                                          Issuer Name and    Title and
Name and Address of                               Date of Event           Ticker or          Amount of
Reporting Person           Designated Reporter    Requiring Statement     Trading Symbol     Security
----------------           -------------------    -------------------     --------------     --------
ValueVest Management        ValueVest High        March 19, 2007          Ampex              See Table I,
Company II, LLC,            Concentration                                 Corporation        Row 2.
One Ferry Building, Suite   Master Fund, Ltd.                             [AMPX]
255, San Francisco,
California 94111

Mark B. Bakar,              ValueVest High        March 19, 2007          Ampex              See Table I,
One Ferry Building, Suite   Concentration                                 Corporation        Row 3.
255, San Francisco,         Master Fund, Ltd.                             [AMPX]
California 94111

David Cariani,              ValueVest High        March 19, 2007          Ampex              See Table I,
One Ferry Building, Suite   Concentration                                 Corporation        Row 4.
255, San Francisco,         Master Fund, Ltd.                             [AMPX]
California 94111



                                                                          Title of
                                                                          Derivative
                                                                          Securities and
                                                                          Title and Amount
                             Ownership             Nature of              of Securities
                             Form:                 Indirect               Underlying
Name and Address of          Direct (D)            Beneficial             Derivative
Reporting Person             or Indirect (I)       Ownership              Securities
----------------             ---------------       ---------              ----------
ValueVest Management         I                     See Explanatory        Not applicable
Company II, LLC,                                   Notes above.
One Ferry Building, Suite
255, San Francisco,
California 94111

Mark B. Bakar,               I                     See Explanatory        Not applicable
One Ferry Building, Suite                          Notes above.
255, San Francisco,
California 94111

David Cariani,               I                     See Explanatory        Not applicable
One Ferry Building, Suite                          Notes above.
255, San Francisco,
California 94111